BroadSoft Reports First Quarter 2013 Financial Results

GAITHERSBURG, MD -- (May 6, 2013) - BroadSoft, Inc. (NASDAQ: BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the quarter ended March 31, 2013.

Financial Highlights for the First Quarter of 2013

  Total revenue increased 3% year-over-year to $39.6 million

  GAAP gross profit was 75% of total revenue; non-GAAP gross profit was 80% of total revenue

  GAAP loss from operations totaled $3.8 million; non-GAAP income from operations totaled $5.6 million or 14% of revenue

  GAAP basic and diluted EPS was $(0.08) per common share; non-GAAP diluted EPS was $0.18 per common share

Results for the three months ended March 31, 2013

Total revenue rose to $39.6 million in the first quarter of 2013, an increase of 3% compared to $38.3 million in the first quarter of 2012.

Net loss for the first quarter of 2013 was $2.3 million, or $0.08 per basic and diluted common share, compared to net income of $1.7 million, or $0.06 per diluted common share, in the first quarter of 2012.

On a non-GAAP basis, net income in the first quarter of 2013 was $5.1 million, or $0.18 per diluted common share, compared to non-GAAP net income of $8.2 million, or $0.29 per diluted common share, in the first quarter of 2012. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

"I am pleased with both our financial performance and the progress we made against our strategic objectives in the first quarter," said Michael Tessler, president and chief executive officer, BroadSoft. "The undeniable shift by enterprises from premise-based PBX solutions to cloud-based, mobile-centric unified communications is a significant opportunity for our service provider customers. In the first quarter, we had an increasing number of customers further leverage their investment in our UC-One platform in order to meet this demand. We also had significant interest in our BroadCloud PBX capabilities, as many existing and prospective customers are investigating the accelerated time-to-market benefits of this service delivery platform in order to rapidly capitalize on this growing market trend."

"We had a solid start to 2013 with billings growth in the first quarter of 16% year-over-year. We were particularly pleased with the growth in our core hosted UC business and continued revenue strength in Europe," said Jim Tholen, chief financial officer, BroadSoft. "It was also a strong cash-generating quarter for us; total cash, cash equivalents and investments increased by $11 million from year-end 2012 to over $204 million. We look forward to building upon these successes throughout the rest of the year."

Guidance

For the second quarter of 2013, BroadSoft anticipates revenue of $40 to $44 million. The Company also expects to achieve earnings on a non-GAAP basis of $0.15 to $0.25 per diluted common share.

For the full year 2013, BroadSoft continues to expect revenue of $181 to $189 million and earnings on a non-GAAP basis of $1.10 to $1.35 per diluted common share.

Conference Call

BroadSoft will discuss its first quarter 2013 results and its business outlook today via teleconference at 5:00 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.

BroadSoft has provided in this release, and will provide on this afternoon's teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft's ongoing operational performance. BroadSoft's management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft's industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon's teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP financial measures:

Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company's convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods.

Non-GAAP gross profit, license gross profit, subscription and maintenance support gross profit, and professional services and other gross profit. BroadSoft defines non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft's sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross profit between license, subscription and maintenance support and professional services and other, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross profit.

Non-GAAP license cost of revenue, subscription and maintenance support cost of revenue, and professional services and other cost of revenue. BroadSoft defines non-GAAP cost of revenue as cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft's cost of revenue over multiple periods. Where BroadSoft provides further breakdown of non-GAAP cost of revenue between license, subscription and maintenance support and professional services and other, the Company subtracts the stock-based compensation expense and amortization expense, as applicable, to the related cost of revenue.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.

With respect to our expectations under "Guidance" above, reconciliation of non-GAAP earnings per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this afternoon's teleconference is not meant to be a substitute for "net income," "net income per share," "gross margin," "income from operations" or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft's definition of "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations," "billings" and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations," "billings" and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as "anticipate," "expect," "will," "believe," "continue" and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company's future financial performance set forth under the heading "Guidance." The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; the Company's dependence in large part on service providers' continued deployment of, and investment in, their IP-based networks; claims that the Company infringes the intellectual property rights of others; the Company's ability to integrate and achieve the expected benefits from its recent acquisitions, including Adaption Technologies; and the Company's ability to expand its product offerings, as well as those factors contained in the "Risk Factors" sections of the Company's Form 10-K for the year ended December 31, 2012 filed with the SEC on February 27, 2013, and in the Company's other filings with the SEC. All information in this release is as of May 6, 2013. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company's expectations.

About BroadSoft

BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company's core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company's financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from BroadSoft's website at www.broadsoft.com.

BSFT-F

                              BroadSoft, Inc.

                   Condensed Consolidated Balance Sheets
                                (unaudited)

                                                 March 31,     December 31,
                                                    2013           2012
                                               -------------  -------------
                                                (In thousands, except share
                                                            and
                                                      per share data)
Assets:
Current assets:
  Cash and cash equivalents                    $      92,487  $      90,545
  Short-term investments                              74,893         73,075
  Accounts receivable, net of allowance for
   doubtful accounts of $141 and $139 at March
   31, 2013 and December 31, 2012,
   respectively                                       42,124         48,980
  Deferred tax assets                                  3,529          3,732
  Other current assets                                10,883         10,796
                                               -------------  -------------
    Total current assets                             223,916        227,128
                                               -------------  -------------
Long-term assets:
  Property and equipment, net                          7,647          7,361
  Long-term investments                               37,435         30,102
  Restricted cash                                        584            584
  Intangible assets, net                              10,410         11,247
  Goodwill                                            37,250         37,529
  Other long-term assets                              19,486         12,955
                                               -------------  -------------
    Total long-term assets                           112,812         99,778
                                               -------------  -------------
      Total assets                             $     336,728  $     326,906
                                               =============  =============
Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable and accrued expenses        $      12,704  $      15,686
  Notes payable and bank loans, current
   portion                                               539            555
  Deferred revenue, current portion                   56,100         49,368
                                               -------------  -------------
    Total current liabilities                         69,343         65,609

Convertible senior notes                              87,689         86,451
Notes payable and bank loans                             402            414
Deferred revenue                                       3,480         11,781
Deferred tax liabilities                                   -              -
Other long-term liabilities                            1,477          1,416
                                               -------------  -------------
    Total liabilities                                162,391        165,671
                                               -------------  -------------

Stockholders' equity:

Common stock, par value $0.01 per share;
 100,000,000 shares authorized at March 31,
 2013 and December 31, 2012; 28,023,873 and
 27,913,471 shares issued and outstanding at
 March 31, 2013 and December 31, 2012,
 respectively                                            280            279
  Additional paid-in capital                         224,124        208,073
  Accumulated other comprehensive loss                (3,641)        (3,008)
  Accumulated deficit                                (46,426)       (44,109)
                                               -------------  -------------
Total stockholders' equity                           174,337        161,235
                                               -------------  -------------
Total liabilities and stockholders' equity     $     336,728  $     326,906
                                               =============  =============

                               BroadSoft, Inc.

               Condensed Consolidated Statements of Operations
                                 (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                ----------------------------
                                                     2013           2012
                                                -------------  -------------
                                                    (In thousands, except
                                                       per share data)
Revenue:
  License software                              $      20,842  $      21,265
  Subscription and maintenance support                 15,185         12,373
  Professional services and other                       3,598          4,705
                                                -------------  -------------
    Total revenue                                      39,625         38,343

Cost of revenue:
  License software                                      2,460          2,221
  Subscription and maintenance support                  4,613          3,388
  Professional services and other                       2,693          2,463
                                                -------------  -------------
    Total cost of revenue                               9,766          8,072
                                                -------------  -------------

Gross profit                                           29,859         30,271

Operating expenses:
  Sales and marketing                                  13,729         11,072
  Research and development                             12,368          8,476
  General and administrative                            7,519          5,814
                                                -------------  -------------
    Total operating expenses                           33,616         25,362
                                                -------------  -------------

(Loss) Income from operations                          (3,757)         4,909

Other expense, net:                                     1,675          1,579
                                                -------------  -------------
(Loss) Income before income taxes                      (5,432)         3,330
(Benefit from) provision for income taxes              (3,115)         1,629
                                                -------------  -------------
Net (loss) income                               $      (2,317) $       1,701
                                                =============  =============

Net (loss) income per common share:
  Basic                                         $       (0.08) $        0.06
  Diluted                                       $       (0.08) $        0.06

Weighted average common shares outstanding:
  Basic                                                27,974         27,235
  Diluted                                              27,974         28,234

Stock-based compensation expense included
 above:
  Cost of revenue                               $         997  $         408
  Sales and marketing                                   2,758          1,137
  Research and development                              2,878            799
  General and administrative                            1,911            847

                              BroadSoft, Inc.

                 Summary of Consolidated Cash Flow Activity
                                (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                     2013          2012
                                                 ------------  ------------
                                                       (in thousands)

Net cash provided by (used in) operating
 activities                                             4,899        (3,454)
Net cash used in investing activities                 (10,262)       (1,300)
Net cash provided by (used in) financing
 activities                                             7,508          (557)

                                  Billings
                                (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    2013           2012
                                               -------------  -------------
                                                      (In thousands)

Beginning of period deferred revenue balance   $      61,149  $      57,136
End of period deferred revenue balance                59,580         51,631
                                               -------------  -------------
Decrease in deferred revenue                          (1,569)        (5,505)
Revenue                                               39,625         38,343
                                               -------------  -------------
Revenue plus net change in deferred revenue           38,056         32,838

                           BroadSoft, Inc.

            Reconciliation of Non-GAAP Financial Measures
                             (Unaudited)

                                              Three Months Ended
                                                   March 31,
                                         ----------------------------
                                              2013           2012
                                         -------------  -------------
                                                (In thousands)

Non-GAAP cost of revenue:
GAAP license cost of revenue             $       2,460  $       2,221

Less:
Stock-based compensation expense                   233            141
Amortization of acquired intangibles               211            241
                                         -------------  -------------

Non-GAAP license cost of revenue         $       2,016  $       1,839
                                         =============  =============

GAAP subscription and maintenance
 support cost of revenue                 $       4,613  $       3,388

Less:
Stock-based compensation expense                   544            162
Amortization of acquired intangibles               588            318
                                         -------------  -------------

Non-GAAP subscription and maintenance
 support cost of revenue                 $       3,481  $       2,908
                                         -------------  -------------

GAAP professional services and other
 cost of revenue                         $       2,693  $       2,463

Less:
Stock-based compensation expense                   220            105
                                         -------------  -------------

Non-GAAP professional services and other
 cost of revenue                         $       2,473  $       2,358
                                         =============  =============

Non-GAAP gross profit:
GAAP gross profit                        $      29,859  $      30,271
  (percent of total revenue)                        75%            79%
Plus:
  Stock-based compensation expense                 997            408
  Amortization of acquired intangible
   assets                                          799            559
                                         -------------  -------------

Non-GAAP gross profit                    $      31,655  $      31,238
                                         =============  =============
  (percent of total revenue)                        80%            81%

GAAP license gross profit                $      18,382  $      19,044
  (percent of related revenue)                      88%            90%
Plus:
  Stock-based compensation expense                 233            141
  Amortization of acquired intangible
   assets                                          211            241
                                         -------------  -------------

Non-GAAP license gross profit            $      18,826  $      19,426
                                         =============  =============
  (percent of related revenue)                      90%            91%

GAAP subscription and maintenance
 support gross profit                    $      10,572  $       8,985
  (percent of related revenue)                      70%            73%
Plus:
  Stock-based compensation expense                 544            162
  Amortization of acquired intangible
   assets                                          588            318
                                         -------------  -------------

Non-GAAP subscription and maintenance
 support gross profit                    $      11,704  $       9,465
                                         =============  =============
  (percent of related revenue)                      77%            76%

GAAP professional services and other
 gross profit                            $         905  $       2,242
  (percent of related revenue)                      25%            48%
Plus:
  Stock-based compensation expense                 220            105
                                         -------------  -------------

Non-GAAP professional services and other
 gross profit                            $       1,125  $       2,347
                                         =============  =============
  (percent of related revenue)                      31%            50%

                               BroadSoft, Inc.

          Reconciliation of Non-GAAP Financial Measures (continued)
                                 (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                   2013            2012
                                              -------------   -------------
                                                      (In thousands)
Non-GAAP income from operations:
GAAP (loss) income from operations            $      (3,757)  $       4,909
  (percent of total revenue)                             (9)%            13%
Plus:
  Stock-based compensation expense                    8,544           3,191
  Amortization of acquired intangible assets            799             559
                                              -------------   -------------

Non-GAAP income from operations               $       5,586   $       8,659
                                              =============   =============
  (percent of total revenue)                             14%             23%

GAAP operating expense                        $      33,616   $      25,362

Less:
  Stock-based compensation expense                    7,547           2,783
                                              -------------   -------------

Non-GAAP operating expense                    $      26,069   $      22,579
                                              =============   =============
  (as percent of total revenue)                          66%             59%

GAAP sales and marketing expense              $      13,729   $      11,072

Less:
  Stock-based compensation expense                    2,758           1,137
                                              -------------   -------------

Non-GAAP sales and marketing expense          $      10,971   $       9,935
                                              =============   =============
  (as percent of total revenue)                          28%             26%

GAAP research and development expense         $      12,368   $       8,476

Less:
  Stock-based compensation expense                    2,878             799
                                              -------------   -------------

Non-GAAP research and development expense     $       9,490   $       7,677
                                              =============   =============
  (as percent of total revenue)                          24%             20%

GAAP general and administrative expense       $       7,519   $       5,814

Less:
  Stock-based compensation expense                    1,911             847
                                              -------------   -------------

Non-GAAP general and administrative expense   $       5,608   $       4,967
                                              =============   =============
  (as percent of total revenue)                          14%             13%

                              BroadSoft, Inc.

         Reconciliation of Non-GAAP Financial Measures (continued)
                                (Unaudited)

                                                     Three Months Ended
                                                         March 31,
                                                    2013           2012
                                                ------------   ------------
                                                 (In thousands, except per
                                                        share data)
Non-GAAP net income and income per share:
GAAP net (loss) income                          $     (2,317)  $      1,701
                                                          (6)%            4%
Adjusted for:
  Stock-based compensation expense                     8,544          3,191
  Amortization of acquired intangible assets             799            559
  Non-cash interest expense on our convertible
   notes                                               1,339          1,242
  Non-cash tax (benefit) provision                    (3,220)         1,463
                                                ------------   ------------

Non-GAAP net income                             $      5,145   $      8,156
                                                ============   ============
                                                          13%            21%

GAAP net (loss) income per basic common share   $      (0.08)  $       0.06

Adjusted for:
  Stock-based compensation expense                      0.31           0.12
  Amortization of acquired intangible assets            0.03           0.02
  Non-cash interest expense on our convertible
   notes                                                0.04           0.05
  Non-cash tax (benefit) provision                     (0.12)          0.05
                                                ------------   ------------

Non-GAAP net income per basic common share      $       0.18   $       0.30
                                                ============   ============

GAAP net (loss) income per diluted common share $      (0.08)  $       0.06

Adjusted for:
  Stock-based compensation expense                      0.30           0.11
  Amortization of acquired intangible assets            0.03           0.02
  Non-cash interest expense on our convertible
   notes                                                0.04           0.05
  Non-cash tax (benefit) provision                     (0.11)          0.05
                                                ------------   ------------

Non-GAAP net income per diluted common share *  $       0.18   $       0.29
                                                ============   ============

 * For the quarter ended March 31, 2013, the diluted non-GAAP earnings per share calculation included the dilutive effect of stock-based awards for the weighted average common shares outstanding. Total shares outstanding for diluted earnings per share calculation was 28,638,847 shares.

Contact Information

For further information contact:

Investor Relations:
John Kiang, CFA
+1-240-720-0625
jkiang@broadsoft.com

Industry Analyst / Media Relations:
Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com